UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities

As of April 1, 2026, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (“Class I Common Shares”) (with the final number of shares being determined on April 23, 2026) to feeder vehicles primarily created to hold the Fund’s Class I Common Shares. The offer and sale of these Class I Common Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of April 1, 2026 (number of shares finalized on April 23, 2026)	741,238	$17,712,545

Item 7.01.	Regulation FD Disclosures

April 2026 Distributions

On April 23, 2026, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1800	$0.0000	$0.1800
Class S Common Shares	$0.1800	$0.0167	$0.1633
Class D Common Shares	$0.1800	$0.0049	$0.1751

The distributions for each class of Shares are payable to shareholders of record as of the open of business on April 30, 2026 and will be paid on or around May 28, 2026. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of March 31, 2026, unless otherwise noted)

For the month ended March 31, 2026, the Fund’s net asset value (“NAV”) per share was $23.90, compared to $24.14 as of February 28, 2026. The Fund’s 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date returns through March 31, 2026 for Class I Common Shares were -0.26%, 0.12%, 0.12%, 6.39%, 9.98% and 8.10%, respectively (inception date was January 7, 2022).1 As of April 23, 2026, the Fund’s annualized distribution rate for Class I Common Shares, including the distribution declared on April 23, 2026, was 9.04%.2

During the quarter ended March 31, 2026, ADS originated approximately $2.4 billion of private debt investments, with a focus on large cap issuers. The Fund’s new directly originated investments had a weighted average spread of 472 basis points. During the quarter ended March 31, 2026, approximately 93% of the Fund’s new directly originated investments funded were first lien and approximately 76% were floating rate.

As of March 31, 2026, our portfolio was approximately $25.1 billion based on fair market value across 400 portfolio companies and 56 industries. Our portfolio consisted of approximately 99% first lien debt investments and approximately 96% floating rate debt investments based on fair market value. The weighted average earnings before interest, taxes, depreciation and amortization (“EBITDA”) of our directly originated debt investments was $258 million,3 and our portfolio’s overall weighted-average net loan-to-value, weighted average yield at amortized cost, weighted-average net leverage and interest coverage were 40%, 8.57%,4 4.8x, and 2.6x, respectively.5 As of March 31, 2026, there were 12 issuers on non-accrual status, which represented approximately 1.0% and 0.4% of the overall portfolio based on cost and fair market value, respectively.

As of March 31, 2026, the Fund’s net leverage ratio was 0.69x,6 and we had approximately $5.5 billion of excess availability under our secured funding facilities.7

Select Recent Transaction Highlights

Mace Consult

In March 2026, Apollo led a £425 million term loan as part of a leveraged buyout financing of Mace Consult (“Mace Consult”), backing Goldman Sachs Asset Management’s carve-out acquisition of the business from Mace Group Limited. Mace Consult is a global program and project management consultancy firm headquartered in London that is focused on delivering client-side advisory and execution services across large-scale infrastructure and real estate capital programs. ADS participated in the transaction alongside other Apollo-managed investment funds.

1.

Past performance is not indicative of future results. Total returns for periods greater than one year are annualized. For Class S common shares of beneficial interest (“Class S Common Shares”), excluding maximum upfront placement fees, ADS generated returns of -0.34%, -0.09%, -0.09%, 5.50%, 9.05%, and 7.18% for the 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date periods through March 31, 2026 (inception date is February 1, 2022), respectively. For Class S Common Shares, including maximum upfront placement fees, ADS generated returns of -3.84%, -3.57%, -3.57%, 1.82%, 7.78%, and 6.26% for the 1-month, 3-month, year-to-date, 1-year, 3-year, and annualized inception-to-date periods through March 31, 2026 (inception date is February 1, 2022), respectively. For Class D common shares of beneficial interest (“Class D Common Shares”), excluding maximum upfront placement fees, ADS generated returns -0.28%, 0.06%, 0.06%, 6.13%, 9.71% and 10.56% for the 1-month, 3-month, year-to-date, 1-year, 3-year and annualized inception-to-date periods through March 31, 2026 (inception date is July 1, 2022), respectively. For Class D Common Shares, including maximum upfront placement fees, ADS generated returns of -1.78%, -1.43%, -1.43%, 4.55%, 9.16% and 10.12% for the 1-month, 3-month, year-to-date, 1-year, 3-year, and annualized inception-to-date periods through March 31, 2026 (inception date is July 1, 2022), respectively. Class S Common Shares and Class D Common Shares listed as including the upfront maximum placement fees reflect the returns after the maximum upfront placement fees. No upfront sales load will be paid to the Fund with respect to Class S Common Shares, Class D Common Shares or Class I Common Shares, however, if a shareholder buys Class S Common Shares or Class D Common Shares through certain financial intermediaries, they may directly charge transaction or other fees to shareholders, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D Common Shares and 3.5% cap on NAV for Class S Common Shares. Class I Common Shares do not have upfront placement fees.

2.

The annualized distribution rate is as of April 23, 2026 and is calculated by multiplying the sum of the month’s stated base distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate, including the distribution declared on April 23, 2026, was 8.20% for Class S Common Shares and 8.79% for Class D Common Shares.

3.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA).

4.	Excludes investments on non-accrual status.
5.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

6.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

7.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01.	Other Events

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund’s Shares as of March 31, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of March 31, 2026
Class I Common Shares	$23.90
Class S Common Shares	$23.90
Class D Common Shares	$23.90

As of March 31, 2026, the Fund’s aggregate NAV was $14.4 billion, the fair value of its investment portfolio was approximately $25.1 billion and it had approximately $10.5 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.73x. The Fund’s net leverage ratio as of March 31, 2026 was approximately 0.69x.1

1.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $10.4 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	195,852,401	$4,808,134,041
Class S Common Shares	124,659,824	$3,062,882,960
Class D Common Shares	1,570,782	$38,585,681
Private Offering:
Class I Common Shares	356,622,478	$8,802,112,863
Class S Common Shares	—	—
Class D Common Shares	—	—

Total Offering and Private Offering *	678,705,485	$16,711,715,544

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: April 23, 2026	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary